Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Lock-Up Agreement”), dated as of March 14, 2008, by and among Intelli-Check - Mobilisa, Inc., a Delaware corporation (the “Company”) and the shareholder signatory hereto (the “Shareholder”).

WITNESSETH:

WHEREAS, this Lock-Up Agreement is made pursuant to the Merger Agreement, dated November 20, 2007, by and among the Company, Intelli-Check Merger Sub, Inc., a Washington corporation, Mobilisa, Inc., a Washington corporation, and certain common shareholders of Mobilisa, Inc. (the “Merger Agreement”).

WHEREAS, the Company has entered into the Merger Agreement pursuant to which it will, among other things, issue that number of shares of its common stock (the “Common Stock”) and/or issue that number of options to purchase shares of the Company’s common stock (the “Options”) set forth opposite the name of such Shareholder on Exhibit A; and

WHEREAS, it is a condition of the Merger Agreement that the Shareholder enter into a lock-up agreement with the Company in the form of this Lock-Up Agreement relating to such Common Stock and the shares of the Company’s common stock underlying any such Options (such Common Stock and the shares of the Company’s common stock underlying any such Options, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Lock-Up Agreement, the parties hereto hereby agree as follows:

1. Terms. Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the meanings given to such terms in the Merger Agreement.

2. Lock-Up. (a) The Company agreed to file a registration statement with the SEC relating to the resale of the Shares on Form S-1, or such other form as may be applicable, within 120 days of the Closing Date and to use commercially reasonable efforts to have such registration statement declared effective by the staff of the SEC and to keep such registration effective during the Effectiveness Period (as defined in the Merger Agreement). Regardless of the effective date of such registration statement, the Shareholder may not offer, sell, contract to sell, pledge or grant any option to purchase (collectively, a “Disposition”) any of the Shares for a period commencing on the date hereof and ending on the six (6) month anniversary of the date of this Lock-Up Agreement (the “First Lock-Up Period”); provided, however, that the Shareholder may transfer any Shares during such First Lock-Up Period: (1) to family members and/or estate planning vehicles; (2) to any partner, shareholder or member of the Shareholder if, prior to such transfer, such partner, shareholder or member agrees in writing to be bound by the restrictions set forth herein; or (3) to any controlled affiliate of the Shareholder if, prior to such transfer, such person agrees in writing to be bound by the restrictions set forth herein.

(b)For a period of six (6) months after the expiration of the First Lock-Up Period, the Shareholder will be permitted to undertake a Disposition of up to three percent (3%) of his, her or its respective shareholdings for any given consecutive three (3) month period.

(c) For the purpose of effectuating this Lock-Up Agreement, the Shareholder hereby consents to the Company issuing a stop transfer instruction to the transfer agent in accordance with the terms of this Lock-Up Agreement. Any sale of Shares in violation of this Lock-Up Agreement by the Shareholder shall constitute a material breach of this Lock-Up Agreement.

(d) Notwithstanding anything contrary in this Lock-Up Agreement, the Shareholder may settle any options, calls or similar obligations with respect to the Shareholder’s Company Common Stock or Parent Common Stock that exist as of the date of the Merger Agreement.

(e)The Shareholder acknowledges that its breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to the Company for which remedies at law would be inadequate. The Shareholder further acknowledges and agrees that the provisions set forth herein are essential terms and conditions of the Lock-Up Agreement that the Company may seek to enforce in addition to any of its rights or remedies provided under any other agreement or decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Shareholder, and the Shareholder and the Company hereby consent to the jurisdiction of any such court of competent jurisdiction, state or federal, sitting in the City of Wilmington, State of Delaware, and authorizes the entry on its behalf of any required appearance for such purpose. This remedy shall be in addition to all other remedies available to the Company at law or equity.

3. Successors in Interest. Subject to Section 7 hereunder, this Lock-Up Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon the Shareholder and his or her heirs, executors, administrators, legatees and legal representatives.

4. Severability. Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

5. Effect of Termination of Merger Agreement. If the Merger Agreement (other than the provisions thereof that survive termination) is terminated or is to be terminated prior to the payment for and delivery of the Shares, the Company will release the Shareholder from its obligations under this Lock-Up Agreement.

6. Governing Law.  This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in such state without application of the principles of conflicts of laws of such state.

7. No Assignment. This Lock-Up Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void.

8. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

if to the Company, to:

246 Crossways Park West
Woodbury, NY 11797
Attention: Jeffrey Levy, Interim Chairman & CEO
Telecopy: (516) 992-1918

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum
Telecopy: (212) 407-4990

if to the Shareholder:

As set forth on Exhibit A

with a copy to (which shall not constitute notice):

Kirkpatrick & Lockhart Preston Gates Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
Attention: Christopher H. Cunningham
Telecopy: (206) 370-6040

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class and certified postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

9. Waiver.  The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Lock-Up Agreement on the part of either party shall be effective for any purpose whatsoever, unless such waiver is in writing and signed by such party.

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.

INTELLI-CHECK – MOBILISA, INC.

By:	/s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Chief Financial Officer

SHAREHOLDER:

By:	/s/ Nelson Ludlow
Name: Nelson Ludlow